UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

SEPTEMBER 28, 2010

Date of Report (Date of Earliest Event Reported)

PGI ENERGY FUND I SERIES 2010, INC.

(Exact name of registrant as specified in its charter)

TEXAS	333-168524	27-1980622
(State or other jurisdiction of Identification)	(Commission File Number)	(IRS Employer No.)

7322 SOUTHWEST FRWY. STE. 1100, HOUSTON, TX. 77074

Address

(713)532-5649

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.	Other Events

Press Release.

On September 28, 2010 PGI ENERGY FUND I SERIES 2010, Inc. (the “Company” or “PGI ENERGY”) issued a press release Initial Public Offering tombstone as an announcement.

We are pleased to announce the upcoming IPO of PGI ENERGY FUND I SERIES 2010, a Texas Corporation. PGI Energy Fund I SERIES 2010 is an energy holding company focused on acquiring proven producing oil & gas assets and mid-stream income producing assets. The Company has made application to be listed on the OTCBB and ticker symbol request to Finra in order to launch its IPO. The Company is anticipating a hard launch date of its IPO on October 15, 2010. This announcement appears as a matter of record and is not a solicitation or offer to purchase securities. The offering is made by prospectus only. Copies of the Prospectus may be obtained in any State in which this announcement is circulated where the undersigned may legally offer these securities in such State.

Item 9.01	Exhibit

Exhibit Number	Description

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGI ENERGY FUND I SERIES 2010, INC.

By:	/S/ MARCELLOUS S. MCZEAL
Name:	MARCELLOUS S. MCZEAL
Title:	Chief Executive Officer

Dated: 9/28/2010